Exhibit 4.3


This document constitutes a Prospectus covering securities that have been registered under the Securities Act of 1933.


                                 ASTRO-MED, INC.

                      1989 NON-QUALIFIED STOCK OPTION PLAN
                            (As Amended May 28, 1991)


     1. Purpose. The purpose of this 1989 Non-Qualified Stock Option Plan (the "Plan") is to attract and retain key employees of Astro-Med, Inc. (the "Company") and to provide them with additional incentive for unusual industry and efficiency by offering an opportunity to acquire a proprietary stake in the Company and its future growth. It is the view of the Company that this goal may best be achieved by granting stock options.

     2. Administration. The Plan will be administered by the Board of Directors of the Company (the "Board"), whose interpretation of the terms and provisions hereof shall be final and conclusive. Any Director to whom an option is awarded shall be ineligible to vote upon his or her option, but options may be granted to any eligible Director by the remainder of the Directors. The Board shall in its sole discretion grant options to purchase shares of the Company's common stock and issue shares upon exercise of such options subject to the terms and conditions hereof. No Director shall be liable for any action or determination made in good faith.

     3. Amount of Stock Subject to Plan. The amount of stock subject to options which may be granted under this Plan is one hundred thousand (100,000) shares of the Company's $.05 par value common stock (the "common stock"). If any options terminate or expire for any reason without having been exercised in full, the shares not purchased under the options may again be subjected to options granted under this Plan.

     4. Eligibility. Key employees of the Company or any subsidiary shall be eligible to participate in this Plan, except that Directors who are not full time officers or employees shall not be eligible to participate. Key employees shall be those employees, including officers, who are deemed by the Board to be of primary importance in the operation of the Company's business. The Board may in its discretion from time to time grant options to any or all eligible employees to purchase such number of shares as the Board shall determine. As used in this Plan, the term "subsidiary" has the meaning ascribed to "subsidiary corporation" by Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

     5. Option Price and Payment. The option price of the shares of common stock subject to each option will be fixed by the Board but will not be less than fifty percent (50%) of fair market value of the common stock determined as of the date of the granting of the option. Upon the exercise of the option, the option price may be paid in one or more of the following ways, as the Board in its discretion determines: (i) in full in cash; or (ii) by exchanging other shares of common stock owned by the owner of such option. The term "fair market value" shall be deemed to be the mean between the high and low selling prices on any exchange on which the stock is listed (or over-the-counter if such stock is not then listed on such exchange), on the date the option is granted or, if no sale has taken place, the mean between bid and asked prices on such date.

     6. Term of Option; Employment Requirement. (a) The term of each option shall be ten (10) years, or such shorter period as may be determined by the Board, from the date upon which, by its terms, it becomes exercisable, unless sooner terminated under the provisions of Paragraph 8 or Paragraph 10 below. All or part of the shares may be purchased, subject to the provisions of Paragraph 8 below, at any time or from time to time during the term of the option. No option shall be granted after the termination of this Plan, but options theretofore granted may be exercised thereafter in accordance with their terms and the provisions of this Plan.

     (b) Except as otherwise permitted under Paragraph 8 in the case of death of the holder of an option, no option will be exercisable unless at the time of the exercise of the option: (i) the holder thereof has been continuously employed by the Company, one or more subsidiaries, or both the Company and one or more subsidiaries for a period of at least one year, and (ii) the holder thereof is still employed by the Company or one or more subsidiaries; provided, however, that if the holder's employment has terminated not more than ninety (90) days before the exercise of such option under circumstances acceptable to the Board (whose determination in this regard shall be final and conclusive), then the option will nevertheless be exercisable during the ninety (90) day period notwithstanding termination of employment; and provided, further, that if the holder's employment has terminated not more than one (1) year before the exercise of such option as a result of the holder becoming disabled (within the meaning of Section 22(e) (3) of the Code), then the option will nevertheless be exercisable during such one (1) year period.

     (c) Military or sick leave not exceeding ninety (90) days will not be deemed to interrupt or terminate employment for the purposes of this Paragraph
6. Whether military or sick leave in excess of ninety (90) days or other authorized leave of absence will be deemed to interrupt or terminate employment for the purposes of this Paragraph 6 will be determined by the Board whose determination shall be final and conclusive.

     7. Other Terms and Conditions; Waivers. Options will be evidenced by option agreements in such form and containing such terms and conditions as the Board may determine (but not inconsistent with the provisions of this Plan) including, without being limited to, the following:

     (a) Each option will be granted on the condition that the purchase of stock thereunder will be for investment purposes and not with a view to resale or distribution, except that such condition will be inoperative if the stock subject to such option is registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such stock may be resold without registration;

     (b) No option will be transferable by the holder thereof otherwise than by will or by the laws of descent and distribution, and such option will be exercisable during the lifetime of the holder thereof only by the holder; and

     (c) The Board, in particular cases, before of after the issuance of stock options under this Plan, may waive any of the conditions imposed by this Plan upon the issuance or exercise of options.

     8. Termination of Employment Upon Death. In the event an eligible employee dies while in the employ of the Company or any subsidiary, and at such time such employee holds options under this Plan, his or her options shall end automatically six (6) months after such death, unless sooner ended by their terms. Prior to the expiration of such six (6) month period, during the term of such options, the executor or administrator of the estate of such eligible employee shall have the right to exercise any option previously granted to such employee hereunder.

     9. Readjustment of Stock or Recapitalization. Upon any recapitalization or readjustment of the Company's capital stock whereby the character of the present common stock shall be changed, appropriate adjustments shall be made so that the stock to be purchased under this Plan shall be the equivalent of the present common stock after such readjustment or recapitalization. In the event of a subdivision or combination of the shares of common stock, the number of shares that may be optioned and sold to eligible employees under this Plan will be proportionately increased or decreased and the number of shares which are the subject of outstanding options and the price therefor will be proportionately adjusted by the Board and, in case of reclassification or other change in the common stock, such action will be taken as in the opinion of the Board will be appropriate under the circumstances. Accordingly, in such cases the maximum number of authorized but unissued shares, or shares held as treasury stock, which are subject to this Plan may be adjusted by the Board without stockholder or any other action.

     10. Sale of Assets, Stock Exchange, etc. If the Board recommends that the Company sell substantially all of its assets, or that the holders of substantially all of the shares of outstanding stock sell or exchange their shares to or with any person, firm or corporation, or that the Company merge or consolidate with another corporation, or that the Company be liquidated and dissolved, then in any such event, the Board may by notice in writing mailed or delivered to each holder of an outstanding option set a date (which date shall be not less than sixty (60) days from the date of mailing or delivering of such written notice) on or before which such outstanding options may be exercised, and all such outstanding options which have not been exercised on or before such date will thereafter expire and be of no further force and effect.

     11. Term of the Plan. This Plan shall become effective on the date of its approval by the stockholders, and subsequent adoption and ratification by the Board, and shall continue in effect until the expiration of ten (10) years from the date of such approval by the stockholders unless sooner terminated as provided herein. The powers of the Board shall continue in effect after the termination of this Plan, until exercise or expiration of all options then outstanding.

     12. Amendment and Termination. The Board may at any time terminate this Plan or amend or alter the same as it deems advisable, provided, that no action of the Board may, except as provided in the Plan, unless duly approved by the shareholders, (i) increase the maximum number of shares subject to the Plan;
(ii) change the option price; or (iii) extend the period within which options may be granted. No termination, amendment or alteration of this Plan may, without the written consent of the holder of an outstanding option, terminate such outstanding option or materially and adversely affect the rights of the holder thereof except as hereinbefore provided.

     13. Obligation of the Company to Issue Shares. Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any shares pursuant to any stock option unless or until:

     (a) the shares with respect to which the option is being exercised have been registered under the Securities Act of 1933, as amended, or are exempt from such registration;

     (b) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and

     (c) in the event the stock has been listed on any stock exchange, the shares with respect to which the option is being exercised have been duly listed on such exchange in accordance with the procedure specified therefor.

     14. Delegation. The powers of the Board hereunder may be exercised by any executive committee or other committee which is duly established by the Board and to which the powers of the Board hereunder have been delegated.

     IN WITNESS WHEREOF, the Company has caused this amended instrument to be executed by its duly authorized officer as of the 28th day of May, 1991.

                                           ASTRO-MED, INC.


                                           By   /s/ A. W. Ondis
                                                Albert W. Ondis
                                                Chairman


(Pursuant to Paragraph 11, this Plan became effective on May 2, 1989, the date it was approved by stockholders and the date it was adopted and ratified by the Board.)